SEVENTEENTH MODIFICATION OF OFFICH LEASE THIS SEVENTEENTH MODIFICATION OF OFFICE LEASE (this "Seve#fee#ffe ModzJ;c¢fz.o»") is entered into as of the 2{`tl. dayof m^+ct` ,2023(the "E#ectjtJc Date"), by and between GPIF TC OWNER LLC, a Delaware limited liability company ("£¢#diord"), and WESTWOOD MANAGEMENT CORP., a New York corporation (`Tenant„). RECITALS: A. The Crescent, a Texas joint venture, predecessor-in-interest to Landlord, and Tenant executed that certain Office Lease, dated April 9, 1990 (the "Orl.gr.#¢/ £case"), covering certain space therein designated as Suite 1110, containing approximately 1,621 rentable square feet (the "O".gr.#¢/ Prcrmiscs"), situated on the eleventh floor of 300 Crescent Court which is part of an office building commonly known as The Crescent®,located at loo, 200 and 300 Crescent Court, Dallas, Texas (the "Qffcc Bwj#z.#g"). a. The original Lease has been ainended by (i) that certain First Modification of Office Lease dated September 11,1991 (the "FJ.rsf ModiJ#c¢#o%"), pursuant to which the Original Premises were expanded to include an additional 1,783 rentable square feet to consist of a total of 3,404 rentable square feet; (ii) that certain Second Modification of Office Lease dated September 27,1991 (the "Seco#d Mod!JZc¢#.o#"), pursuant to which an error in the anount of the monthly installments of Basic Rental was corrected; (iii) that certain Third Modification of Office Lease dated October 5, 1994 (the "7lfei.rd Modl:ffc¢fj.o#"), pursuant to which Tenant relocated to Suite 1320, containing approximately 5,322 rentable square feet located in 300 Crescent Court, Dallas, Texas thereinafter referred to as the "Iveti; Pre"ises"); (iv) that certain Letter Agreement dated June 15,1995 (the "£e#er 4gree#!e#f'), pursuant to which the term of the Original Lease was extended for an additional five (5) years, through and including March 31, 2000; (v) that certain Fourth Modification of Office Lease dated April 26,1996 (the "Fowrffo A4odi/iechH"), pursuant to which the New Premises were expanded to include an additional 2,691 rentable square feet located at 200 Crescent Court, Dallas, Texas (the "FI.rsf Exp¢usfo„ fp¢ce") and an additional 1,770 rentable square feet located in 300 Crescent Court, Dallas, Texas (the "Scco#d E.xpw#sJ.o# fp¢ce"), and the term of the Original Lease was extended through June 30, 2001; (vi) that certain Fifth Modification of Office Lease dated May 30,1996 (the "Fj/}fa Modl/icofo""), pursuant to which the New Premises were expanded to include an additional 167 rentable square feet located at 200 Crescent Court, Dallas, Texas (the "7%rd Eky¢#sfo# fp¢cc"); (vii) that certain Sixth Modification of Office Lease dated September 18, 1997 (the "Sjxffo Modl}icofro#"), pursuant to which the New Premises were expanded to include an additional 1,038 rentable square feet located at 200 Crescent Court, Dallas, Texas (the "Fowr€fo Exp¢#sl.o„ fpace"); (viii) that certain Seventh Modification of Office Lease dated June 24, 1998 (the "Seve„th „od!Jic¢{;:o""), pursuant to which the New Premises were reduced by approximately 3,896 rentable square feet of space located at 200 Crescent Court, Dallas, Texas The Crescent®/Westwood Management Co 31395130T,'.134395180v.5 -1-

(the "Re/eased fp¢cc") and expanded to include an additional 5,818 rentable square feet located on the thirteenth floor of 200 and 300 Crescent Court, Dallas, Texas (the "Fi/}fo Exp¢#sl.o# fp¢cc"); (ix) that certain Eighth Modification of Office Lease dated September 21, 1998 (the "EI.givffo Modi/icafroH"), pursuant to which the New Premises were expanded to include an additional 665 rentable square feet located on the thirteenth floor of 200 Crescent Court, Dallas, Texas (the "Sirf* Exp¢#si.o# fp¢cc"); (x) that certain Ninth Modification of Office Lease dated November 25, 2003 (the "IV..#frfe A4lod!/Fc¢fro#"), pursuant to which the Lease Term was extended and the New Premises, together with the First Expansion Space, the Second Expansion Space, the Third Expansion Space, the Fourth Expansion Space, the Fifth Expansion Space and the Sixth Expansion Space, and as reduced by the Released Space, were substituted with approximately 22,002 rentable square feet located on the 12th floor of 200 Crescent Court (the"jRe/oc¢fed Premz.sos"); (xi) that certain Tenth Modification of Office Lease dated February 24, 2004 (the "re#ffe Modl/Fc¢fl.oH"), pursuant to which the Relocated Premises were redefined to contain 21,587 rentable square feet of space; (xii) that certain Eleventh Modification of Office Lease dated December 9, 2010 (the ``Efetic"!rfe A4lod!/Ecofl.o#"), pursuant to which the Lease Terin was extended and the Relocated Premises were expanded to include Suite 1300, containing approximately 3,968 rentable square feet, located on the 13th floor of 200 Crescent Court (the "Scvc#!„ Expo/Isi.o# fp¢cc"); (xiii) that certain Twelfth Modification of Office Lease dated August 17, 2012 (the "7Twe//Zfe ModiJic¢fi.o#"), pursuant to which the Relocated Premises were expanded to include additional space located on the 13th floor of 200 Crescent Court containing approximately 2,683 rentable square feet (the "Ei.gfeffo Exp¢#sl.o# fp¢cc"); (xiv) that certain Thirteenth Modification of Office Lease dated October 9, 2014 (the "ZlfoI.rfec#£fe Modl/jc¢fz.o#"), pursuant to which the Relocated Premises were expanded to include additional space located on the 13th floor of 200 Crescent Court containing approximately I,210 rentable square feet (the "IVI.#ffo Exp¢H§!.o# fp¢ce"); (xv) that certain Fourteenth Modification of Office Lease dated February 5, 2015 (the "Fowrfcc#f„ ModzJ;c¢fl.o#"), pursuant to which the Relocated Premises were expanded to include additional space located on the 4th floor of 200 Crescent Court containing approximately 4,747 rentable square feet (the "re#frfe Exp¢"sl.oH fp¢cc"); (xvi) that certain Fifteenth Modification of Office Lease dated June 30, 2015 (the "FI/Zee#£fo Modl/ic¢froH"), pursuant to which the Lease Term was extended, the Relocated Premises were expanded to include additional space located on the 12th floor of 100 Crescent Court containing approximately 17,376 rentable square feet (the "E/eve#£rfu Exp¢#si.o# fp¢ce") and the Seventh Expansion Space, Eighth Expansion Space, Ninth Expansion Space and Tenth Expansion Space were released by Tenant; and (xx) that certain Sixteenth Modification to Office Lease dated July 5, 2018 (the "Sdrfee"ffo Mod!Jicof!.o#"), pursuant to which the Relocated Premises were expanded to include additional space on the 12th floor of 100 Crescent Court containing approximately 4,745 rentable square feet (the "rwe//Zfe Exp¢#s!.o# fp¢ce"). C. The Original Lease, as modified by the First Modification, the Second Modification, the Third Modification, the Letter Agreement, the Fourth Modification, the Fifth Modification, the Sixth Modification, the Seventh Modification, the Eighth Modification, the Ninth Modification, the Tenth Modiflcation, the Eleventh Modification, the Twelfth Modification, the Thirteenth Modification, the Fourteenth Modification, the Fifteenth The Crescent®/Westwood Management Co 31395190t,'.13439518a±r5 -2-

Modification and the Sixteenth Modification, is hereinafter referred to as the "***Lease***". The Relocated Premises, together with the Eleventh Expansion Space and Twelfth Expansion Space, collectively containing approximately 43,708 rentable square feet, are hereinafter referred to as the "***Current Premises***". Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as designated in the Lease.

D. Tenant, as sublessor, and Justin State Bank, a Texas state banking corporation, now known as Charis Bank ("***Sublessee***"), as sublessee, entered into that certain Sublease Agreement dated June 14, 2019 (as amended, the "***Sublease Agreement***") pursuant to which Tenant currently subleases a portion of the Twelfth Floor Released Space (hereinafter defined), containing 4,745 rentable square feet (the "***Subleased Space***"), to Sublessee.

E. Landlord and Tenant desire to further amend and modify the Lease in certain respects as provided herein.

AGREEMENT:

In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby further amend and modify the Lease as follows:

1. Condition Precedent. Notwithstanding anything in this Seventeenth Modification to the contrary, as a condition precedent to the effectiveness of this Seventeenth Modification (which may be waived in Landlord's sole discretion), Landlord and Sublessee shall have executed a direct lease with respect to the Twelfth Floor Released Space on or before 11:59 p.m. on April 2, 2023 (the "***Condition Precedent***"). For the sake of clarity, if the Condition Precedent has not been satisfied on or before 11:59 p.m. on April 2, 2023, this Seventeenth Modification shall (in Landlord's sole discretion) be null, void and of no further force or effect.

2. Premises. Effective as of 11:59 p.m. (Dallas, Texas time) on April 2, 2023, the Lease is hereby modified and amended to release from the Current Premises approximately 5,411 rentable square feet of space located on the 12th floor of the Building (the "***Twelfth Floor Released Space***"), as shown on **Exhibit A** attached hereto. From and after April 3, 2023, the term "***Premises***" wherever used in the Lease or in this Seventeenth Modification shall mean the Current Premises as reduced by the Twelfth Floor Released Space, collectively containing approximately 38,297 rentable square feet, and neither Tenant nor Landlord shall have any further liabilities or obligations with respect to the Twelfth Floor Released Space, except as provided herein and except those which expressly survive the expiration or termination of the Lease, as modified by this Seventeenth Modification.

3. Surrender. Landlord has or will enter into a direct lease with Sublessee to be effective as of April 3, 2023, covering the Twelfth Floor Released Space, which includes the Subleased Space. Accordingly, Landlord acknowledges and agrees that Tenant is hereby

The Crescent®/Westwood Management Corp.
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discharged from any sunender obligations under the Lease with respect to the Subleased Space, including, without limitation, Paragraph 14 of the Original Lease, and Tenant shall have no obligation to remove Sublessee or any property belonging to Sublessee from the Sublease Space. However, Tenant shall vacate and surender the remaining portion of the Twelfth Floor Released Space in the condition required by the Lease, on or before 11 :59 p.in. (Dallas, Texas time) on April 2, 2023. 4. Tenant's Proportionate Share. Effective as of April 3, 2023, Tenant's proportionate share shall be adjusted to reflect the release of the Twelfth Floor Released Space. 5. Condition of Cunent Premises. TENANT ACCEPTS THE CURRENT PREMISES, LESS THE TWELFTH FLOOR RELEASED SPACE, IN ITS CURRENT "AS IS" CONDITION AND CONFIGURATION, AND ACKNOWLEDGES THAT LANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT THERETO, NOR IS TENANT RELYING ON ANY REPRESENTATIONS OR WARRANTIES PURPORTEDLY MADE BY LANDLORD OR LANDLORD' S AGENTS AND EMPLOYEES. Landiord will demise the Twelfth Floor Released Space from the remainder of the Premises on the 12th floor of loo Crescent Court, at no expense to Tenant (the "Dc"isi.#g Wrorfe"). The Demising Work shall include constructing the demising wall, separating the electrical and HVAC components and finishing both sides of the demising wall. The Demising Work shall be conducted at such time as may be mutually agreed upon by Landlord and Tenant in writing. Tenant, at its expense, shall move any furniture or equipment that Landlord may request to accommodate such Demising Work, or Tenant shall pay for such moving if it is conducted by any third parties. Tenant acknowledges that Landlord will be conducting the Demising Work while Tenant is in possession of the Premises, and agrees that Landlord, its agents, employees and contractors shall have the right to enter the Premises during business hours to conduct the Demising Work. Tenant understands that the Demising Work may result in noise, vibration, dirt, dust, odors, and other circumstances commonly attendant to construction. Tenant hereby waives any claim of injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry or the performance of the Demising Work, and the sane shall not relieve Tenant of any obligations under the Lease. Landlord will attempt to minimize the disruption to Tenant's business during its performance of the Demising Work. No entry into the Premises by Landlord pursuant to this section shall be deemed a forcible or unlawful entry into the Premises or a detainer of the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any part of the Premises, nor shall such entry entitle Tenant to damages or an abatement of Rent or other charges that the Lease requires Tenant to pay. Tenant shall fully cooperate with Landiord and its contractors and shall not in any way impede, inhibit or hinder any of the Demising Work. 6. Peking. Effective as of April 3, 2023, the number of parking spaces available for lease by Tenant shall be reduced by a total of 16 unreserved parking spaces. Effective as of April 3, 2023, Tenant shall pay Landlord's quoted monthly contract rate (as set from time to The Crescent®/Westwood Management Co 31395190`,'.134395180v. 5 -4-

time) for each uureserved and reserved permit leased by Tenant, plus any taxes thereon. The current monthly contract rate for each uureserved permit is $150.00, plus any taxes thereon, and the current monthly contract rate for each reserved permit is $300.00, plus any taxes thereon. 7. Notices. All notices to Landlord and Tenant under the Lease shall be sent to the following addreT=hich replace the addresses currently provided in the Lease: Landlord: 200 Crescent Court Suite 250 Dallas, Texas 75201 Attn: Property Manager Phone #: (214) 880-4500 Fax #: (214) 880-4506 With a copy to: And to: GPIF TC owner LLC Crescent Real Estate LLC c/o crescent Real Estate LLC 777 Main street, Suite 2260 200 Crescent court, Suite 250 Fort worth, Texas 76102 Dallas, Texas 7520l Attn: Legal Department Attn: Josh Pirtle 8. Rent pavinent Address. Rent shall be payable to the order ofGPIF TC owner LLC as follows: If by wire transfer.. Bank: Account Name: Account No. : Wire routing ABA: ACH routing ABA: Contact: Bank of America GPIF TC Owner LLC 488084437583 026009593 1 1 1000025 Mitchell Zmarzly Officer, Service Advisor Treasury Fulfillment, Service & Operations Bank of America Merrill Lynch NC 1 -026-02-07 900 West Trade St. Charlotte, NC 28202 Telephone: 888-715-1000 x66999 If by check.. Post OJfice Remittance Address.. GPIF TC Owner LLC P. 0. Box 842857 Dallas, TX 75284-2857 The Crescent®/Westwood Management Co 3A,395180`,'.13439518Q±i5 -5- For Courier Deliveries Only: Bank of America Lockbox Services Lockbox 842857 1950 N. Stemmons Freeway

Suite 5010 Dallas, TX 75207 9. B±:g!sg!:. Tenant represents and warrants that no broker or agent has represented Tenant in connection with this Seventeenth Modification. Landlord represents that no broker or agent has represented Landlord in connection with this Seventeenth Modification. TENANT AND I.ANDLORD SHALL EACH INDEMNIFY AND DEFEND THE OTHER AGAINST ALL CLAIMS, COSTS, EXPENSES, ATTORNEYS' FEES, LIENS AND OTHER LIABILITIES FOR REAL ESTATE COMMISSIONS OR FEES IN CONNECTION WITH THIS SEVENTEENTH MODIFICATION MADE BY ANY PARTY CLAIMING BY, THROUGH OR UNDER THE INDEMNIFYING PARTY. 10. Time of the Essence. Time is of the essence with respect to Tenant's execution and delivery of this Seventeenth Modification to Landlord. If Tenant fails to execute and deliver a signed copy of this Seventeenth Modification to Landlord by 5:00 p.in. (Dallas, Texas time), on March 15, 2023, it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landiord. Landlord's acceptance, execution and return of this docuinent shall constitute Landlord's agreement to waive Tenant's failure to meet the foregoing deadiine. 11. Miscellaneous. This seventeenth Modification shall become effective only upon full execution and delivery of this Seventeenth Modification by Landlord and Tenant. This Seventeenth Modification contains the parties' entire agreement regarding the subject matter covered by this Seventeenth Modification, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Seventeenth Modification. Except as modified by this Seventeenth Modification, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Seventeenth Modification, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. In case of a conflict between the Lease and this Seventeenth Modification, the terms of this Seventeenth Modification shall control. 12. Ratification. Landlord and Tenant hereby ratify and confirm their respective obligations under the Lease and each party represents and warrants to the other that to its current actual knowledge, it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and full force and effect, and (b) to its current actual knowledge, Tenant has no claims, counterclaims, setroffs or defenses against Landlord arising out of the Lease or in any way relating thereto. Landiord confirms that, to its current actual knowledge, Tenant is not in default under the Lease. 13. Multiple Counteroarts: Electronic Sienatures. This Seventeenth Modification may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. The counterparts of this The Crescent®/Westwood Management Co 31395190`,'.134395180v.5 -6-

Seventeenth Modification may be executed by electronic signatures and may be delivered electronically by any party to any other party and the receiving party may rely on the receipt of such document so executed and delivered by electronic means as if the original had been received. ERemainder Of page intentionally left blank; signatures on following page| TThecrescent®/WestwoodManagementco 31395180`,'.134395180v.5 -7-

EXECUTED as of the day and year first above written. LANDLORD: GPIF TC OWNER LLC, a Delaware limited liability company The Crescent®/Westwood Management Co 31395180.,'.134395180v.5 -8- THNANT: WESTWOOD MANAGEMENT CORP., a New York corporation

EXHIBIT A DIAGRAM OF THE TWELFTH FLOOR RELEASED SPACE TTheCrescent®/WestwoodManagementCo 31395190`,'.134395180v.5 -9-

Document comparison by Workshare Compare on Tuesday, March 7, 2023 3:49:48 PM

Document 1 ID	iManage://imanagework.jw.com/jwdocs/34395180/4
Description	#34395180v4<imanagework.jw.com> - SEVENTEENTH AMENDMENT TO OFFICE LEASE - THE CRESCENT - WESTWOOD MANAGEMENT (REDUCTION)
Document 2 ID	iManage://imanagework.jw.com/jwdocs/34395180/5
Description	#34395180v5<imanagework.jw.com> - SEVENTEENTH AMENDMENT TO OFFICE LEASE - THE CRESCENT - WESTWOOD MANAGEMENT (REDUCTION)
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